Exhibit 99.1
NEWS RELEASE
DEL MONTE FOODS COMPANY REPORTS
FISCAL 2009 SECOND QUARTER RESULTS
San Francisco, CA – December 3, 2008 - Del Monte Foods Company (NYSE: DLM):
Announcement Highlights1
•	Second quarter net sales growth of 11.5% primarily reflects pricing actions and new product volume.

•	Diluted EPS from continuing operations of $0.14 compares to $0.13 in Q2F08 (which included $0.01 for transformation); reflects aggressive pricing actions across the portfolio.

•	F09 net sales growth guidance is increased; net sales growth now expected to be 8% to 10% above F08 net sales of $3.2 billion, compared to prior expectations of 6% to 8%.

•	F09 diluted EPS from continuing operations guidance of $0.58-$0.62 is maintained; however, the Company now expects to be toward the midpoint (rather than lower end) of the range.

•	The Company completed the sale of its seafood business in Q2F09 for approximately $359 million, resulting in a $29.6M gain on sale and ~$300 million in debt reduction.
Del Monte Foods Second Quarter Results
Del Monte Foods today reported net sales for the second quarter fiscal 2009 of $901.0 million compared to $808.2 million last year, an increase of 11.5%. Income from continuing operations was $27.3 million, or $0.14 earnings per share from continuing operations (EPS), compared to

[1]	In October 2008, the Company completed the sale of its seafood business, including StarKist. Unless otherwise noted, all of Del Monte’s financial information included in this press release excludes the seafood business, which is reported as discontinued operations. Cash flow data includes the seafood business.

$25.7 million, or $0.13 EPS in the previous year. Results for the second quarter of fiscal 2008 included $0.01 of transformation-related expense.
“I am pleased with the Company’s quarterly performance, particularly the continued strength of our topline,” said Richard G. Wolford, Chairman and CEO of Del Monte Foods. “Net sales growth reflects the fact that we are seeing the increased benefit from our pricing actions, which importantly, together with productivity actions, offset continued cost increases in the second quarter. Overall, our volume performance was better than expected, even incorporating the anticipated impact from consumer elasticity and the volume dislocation related to the changes in our pricing strategy. Importantly, our performance reflects the investment we are making in our Accelerated Growth Plan strategy and its benefits. This includes our commitment to combat higher costs through pricing actions and productivity gains throughout the remainder of fiscal 2009. As well, in fiscal 2009, we are making the investments to unleash the power of our core brands and drive our Pet and Packaged Produce growth engines. We believe this strategy will deliver our fiscal 2009 goals and drive future EPS growth. Importantly, our execution against increased marketing investment and leveraging a more marketing-centric organization are key to driving our success.”
The 11.5% increase in net sales for the quarter reflects strong topline growth driven by pricing actions and new product volume in both Consumer Products and Pet Products. Overall, existing product volume declined, primarily due to the volume elasticity impact from pricing actions.
Second quarter EPS of $0.14 was up $0.01 from second quarter fiscal 2008 EPS of $0.13. The positive impact of the topline more than offset inflationary and other operational cost increases in the second quarter. In addition, lower taxes (due to a change in tax law that impacted the seafood business but was reflected in continuing operations in accordance with GAAP) contributed positively to EPS. Second quarter EPS also reflects ~$0.02 of mark-to-market valuation losses (primarily from heating oil contracts) that are reflected in Other (Income) Expense on the Company’s income statement. Higher G&A expense (primarily relating to the centralization of marketing and certain related functions in San Francisco) and higher marketing costs (reflecting increased investment behind packaged produce), both related to the Company’s Accelerated Growth Plan strategy, also impacted EPS.

Reportable Segments – Second Quarter Results
Consumer Products
For the second quarter, Consumer Products net sales were $491.9 million, an increase of 6.1% from net sales of $463.6 million in the prior year period. The increase in Consumer Products net sales was driven by pricing actions across the product portfolio as well as by new product volume (primarily in fruit and vegetables). These gains were partially offset by existing volume declines (primarily due to the volume elasticity from the pricing actions).
Consumer Products operating income increased 4.3% from $43.9 million in the second quarter 2008 to $45.8 million in the second quarter fiscal 2009. The positive impact of the topline was partially offset by higher inflationary and other costs (primarily due to higher raw product costs, logistics costs, and packaging costs). Higher G&A expense (primarily related to the centralization of marketing and certain related functions in San Francisco) and increased marketing spending (primarily behind packaged produce), both related to the Company’s Accelerated Growth Plan strategy, also impacted EPS.
Pet Products
For the second quarter, Pet Products net sales were $409.1 million, an increase of 18.7% over net sales of $344.6 million in the prior year period. The increase in Pet Product net sales was driven primarily by pricing actions (in both food and snacks), new product volume (primarily from new Meow Mix brand product introductions), and existing product volume growth (primarily due to promotional activity in dry pet partially offset by volume elasticity from the pricing actions).
Pet Products operating income increased 2.7% from $44.5 million in second quarter fiscal 2008 to $45.7 million in second quarter fiscal 2009. The positive impact of the topline was largely offset by higher inflationary and other costs (primarily due to higher ingredient costs).

Second Quarter EPS

Q2A
Fiscal 2009	$0.14

Q2A
Fiscal 2008	$0.13
Includes:
F08 Transformation-related expenses	($0.01)
Del Monte Foods Six Months Ended October 26, 2008 Results
The Company reported net sales for the first half of fiscal 2009 of $1,627.2 million compared to $1,435.0 million last year, an increase of 13.4%. Income from continuing operations was $19.3 million, or $0.10 EPS, compared to $27.4 million, or $0.13 EPS in the previous year. Results for the first half of fiscal 2008 results included $0.02 of transformation-related expense.
The 13.4% increase in net sales was driven primarily by pricing actions and new product volume in both Consumer Products and Pet Products.
First half EPS of $0.10 decreased $0.03 from first half fiscal 2008 EPS of $0.13. The positive topline impact was more than offset by higher inflationary and other operational costs (particularly ingredient and raw products costs). Higher G&A expense (primarily relating to the centralization of marketing and certain related functions in San Francisco) and higher marketing costs (reflecting increased investment in both Consumer Products and Pet Products), both related to the Company’s Accelerated Growth Plan strategy, also negatively impacted EPS.

First Half EPS

Q1 +Q2 A
Fiscal 2009	$0.10

Q1 +Q2 A
Fiscal 2008	$0.13
Includes:
F08 Transformation-related expenses	($0.02)
Sale of Seafood Business, including StarKist, and Operating Services Agreement

During the second quarter fiscal 2009, Del Monte completed the sale of its seafood business, including StarKist, to Dongwon Industries Co., Ltd. (“Dongwon Industries”) and its subsidiaries (collectively, “Dongwon”) for approximately $359 million, subject to a final working capital adjustment (now expected to be an additional ~$30 million, resulting in a total expected purchase price of ~$389 million). The transaction generated approximately $300 million that was applied toward debt reduction in accordance with the Company’s Credit Agreement dated as of February 8, 2005, as amended through April 25, 2008. In addition, the Company recognized a gain on the sale of $29.6 million, which is reflected in discontinued operations.
In connection with the transaction, Del Monte entered into a two-year Operating Services Agreement with Dongwon’s StarKist Co., under which Del Monte has begun to provide various operational services, such as warehousing, distribution, transportation, sales, IT and administration to the transferred business. This impact of this agreement is expected to offset the majority of fixed infrastructure costs retained by Del Monte in fiscal 2010.
Outlook
Fiscal 2009
For fiscal 2009, the Company is increasing its net sales growth target to 8% to 10% over fiscal 2008 net sales of $3,179.8 million. This compares to its previous net sales growth target of 6% to 8%.

The Company is maintaining its target for fiscal 2009 diluted EPS from continuing operations of $0.58 to $0.62, but now expects EPS to be toward the midpoint (rather than the lower end) of the range. Preliminary fiscal 2008 EPS from continuing operations was $0.60 (which included $0.08 of transformation-related expense).
Factors Impacting Fiscal Year Guidance1
EPS from Continuing Operations

	Q1A	Q2A	Q1 +Q2 A	F09E
Fiscal 2009	($0.04)	$0.14	$0.10	$0.58-$0.62

	Q1A	Q2A	Q1 +Q2 A	F08A2
Fiscal 2008	$0.01	$0.13	$0.13	$0.60
Includes:
F08 Transformation-related expenses	($0.01)	($0.01)	($0.02)	($0.08)

[1]	May not sum due to rounding.

[2]	Preliminary fiscal 2008 GAAP financial results. Numbers are an approximation and are subject to change.
In fiscal 2009, the Company continues to expect cash provided by operating activities, less cash used in investing activities to be toward the lower end of $450 to $470 million, which includes approximately $300 million relating to the sale of its seafood business. The Company is also maintaining its adjusted cash flow3 guidance for fiscal 2009 toward the lower end of $150 to $170 million. Fiscal 2008 cash provided by operating activities, less cash used in investing activities was $207.2 million.

[3]	DLM defines cash flow as cash from operating activities, less cash used in investing activities. Del Monte also uses adjusted cash flow which, in general, excludes the impact of large acquisitions or divestitures on the consolidated statement of cash flows for the period. Adjusted cash flow for F09E excludes ~$300 million relating to the sale of the seafood business, including StarKist.

Operating Income and EPS Impact of Transformation, Integration, and Purchase Accounting Factors by Reportable Segment

	Pet Products	Consumer Products	Corporate	Total[1]		Total Included in:
	OI	OI	OI	OI	EPS	COGS	SG&A

F08 Q2
Transformation-related expenses	$(0.6)	$(0.1)	$(2.5)	$(3.2)	$(0.01)	$(0.6)	$(2.6)
Integration expense	$0.0	$0.0	$0.0	$0.0	$0.00	$0.0	$0.0
Purchase accounting impact	$0.0	$0.0	$0.0	$0.0	$0.00	$0.0	$0.0

Total	$(0.6)	$(0.1)	$(2.5)	$(3.2)	$(0.01)	$(0.6)	$(2.6)

[1]	May not sum due to rounding.

Webcast Information
Del Monte Foods will host a live audio webcast, accompanied by a slide presentation, to discuss its fiscal 2009 second quarter results at 7:00 a.m. PT (10:00 a.m. ET) today. To access the live webcast and slides, go to http://investors.delmonte.com. Under Events, click Q2 2009 Del Monte Foods Earnings Conference Call. Printable slides are expected to be available in advance of the call. Historical quarterly results can be accessed at http://investors.delmonte.com. The audio portion of the webcast may also be accessed during the call (listen-only mode) as follows: 1-888-788-9432 (1-210-795-9068 outside the U.S. and Canada), verbal code: Del Monte Foods. The webcast and slide presentation will be available online following the presentation.
About Del Monte Foods
Del Monte Foods is one of the country’s largest and most well-known producers, distributors and marketers of premium quality, branded food and pet products for the U.S. retail market, generating approximately $3.2 billion in net sales in fiscal 2008. With a powerful portfolio of brands including Del Monte®, S&W®, Contadina®, College Inn ®, Meow Mix® , Kibbles ‘n Bits®, 9Lives®, Milk-Bone®, Pup-Peroni®, Meaty Bone®, Snausages ® and Pounce®, Del Monte products are found in eight out of ten U.S. households. The Company also produces, distributes and markets private label food and pet products. For more information on Del Monte Foods Company (NYSE: DLM) visit the Company’s website at www.delmonte.com.
Del Monte. Nourishing Families. Enriching Lives. Every Day.TM
Non-GAAP Financial Measures
Del Monte Foods Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). In this press release and the accompanying webcast, Del Monte is also providing certain non-GAAP financial measures of cash flow. The non-GAAP cash flow measures that the Company is using to compare its fiscal 2009 guidance to its fiscal 2008 results exclude the impact of the sale of the seafood business (including Starkist) on the fiscal 2009 consolidated statement of cash flows. Fiscal 2008 had not included such a large divestiture. Del Monte internally uses cash flow, which it defines as cash provided by operating activities less cash used in investing activities. Additionally, Del Monte uses adjusted cash flow to compare its fiscal 2009 guidance to its fiscal 2008 cash flow or to compare cash flow year-over-year. Del Monte uses this non-GAAP financial measure internally to benchmark its performance period-to-period and believes this information is also helpful to investors. When looking internally at year-over-year changes in cash flow, the Company generally excludes the impact on the period’s consolidated statement of cash flows of large acquisition or divestiture transactions, such as the fiscal 2009 divestiture of the seafood business, the fiscal 2007 acquisitions of Meow Mix and Milk-Bone and the fiscal 2006 divestiture of its soup and infant feeding businesses, and it is providing guidance on the same basis. The Company cautions investors that the non-GAAP financial measures presented are intended to supplement the Company’s GAAP results and are not a substitute for such results. Additionally, the Company cautions investors that the non-GAAP financial measures used by Del Monte may differ from the non-GAAP measures used by other companies.

Reconciliations of Non-GAAP Financial Measures
(in millions)
Selected Cash Flow Data

	Fiscal Year Ending
	May 3, 2009	April 27,
	(guidance)	2008

Net cash provided by operating activities, as reported (GAAP)	$160-170	$286.9

Net cash provided by (used in) investing activities, as reported (GAAP)	290 - 300	(79.7)

Cash flow	450-470	207.2

Cash flow impact of large acquisition (divestiture) transactions [1]	~(300)	—

Cash flow, as adjusted	$150-170	$207.2

[1]	Consists of:

Fiscal Year Ending
May 3, 2009
(guidance)
Net proceeds from disposal of assets (large divestiture)	$ ~370
Restricted cash related to mandatory debt prepayments, resulting from large divestiture transaction	—
Working capital expected to be reflected in purchase price proceeds due to timing of closing	~(30)
Cash tax payments related to asset sale paid during the period	~(40)

$ ~300

Forward-Looking Statements
This press release contains forward-looking statements conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include statements related to preliminary fiscal 2008 results and future financial operating results and related matters, including the expected proceeds from the sale of our seafood business (which remain subject to a final working capital adjustment), the expected impact of the Operating Services Agreement on fiscal 2010, the expected cost environment as well as the expected impact of pricing actions, the Accelerated Growth Plan strategy and its related initiatives, and productivity actions.
Factors that could cause actual results to differ materially from those described in this press release include, among others: cost and availability of inputs, commodities, ingredients and other raw materials, including without limitation, energy (including natural gas), fuel, packaging, grains (including corn), and meat by-products (including fats and oils); our ability to increase prices and manage the price gap between our products and competing private label and branded products; shifts in consumer purchases to lower-priced or other value offerings, particularly during economic downturns; our ability to reduce costs; the accuracy of our assumptions regarding costs; logistics and other transportation-related costs; our debt levels and ability to service, reduce or refinance our debt and comply with covenants; recent disruptions in the financial markets; pension costs and pension contribution rates, which may be impacted by volatility in the equity markets or interest rates; impairments of goodwill resulting from decreases in the price of our common stock or other factors; timely launch and market acceptance of new products; competition, including pricing and promotional spending levels by competitors; effectiveness of marketing and trade promotion programs; final determination of the working capital adjustment relating to the sale of our seafood business; performance under the operating services agreement; transformative plans intended to improve the performance and market share of our businesses; changing consumer and pet preferences; distribution; the loss of significant customers or a substantial reduction in orders from these customers or the bankruptcy of any such customer; industry trends, including changes in buying, inventory and other business practices by customers; interest rate fluctuations; hedging practices; weather conditions; crop yields; natural disasters; contaminated ingredients; recalls; product liability claims and other litigation; reliance on certain third-parties, including co-packers, our broker and third-party distribution centers or managers; changes in, or the failure or inability to comply with, U.S., foreign and local governmental regulations, including environmental regulations and import/export regulations or duties; any departure from Terminal Island, CA; acquisitions, if any, including identification of appropriate targets and successful integration of any acquired businesses; and other factors.
Generally, these factors and other risks and uncertainties are described in more detail, from time to time, in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.
Under the Company’s $200 million, three-year stock repurchase authorization, repurchases of the Company’s common stock may be made from time to time through a variety of methods, including open market purchases, privately negotiated transactions, and block transactions. Del Monte Foods Company has no obligation to repurchase shares under the authorization and currently does not intend to repurchase shares under this authorization in fiscal 2009. The Company may resume repurchases at any time and, subsequently, may suspend or discontinue repurchases at any time.
Our declaration of future dividends, if any, is subject to final determination by our Board of Directors each quarter after its review of our then-current strategy, applicable debt covenants, and financial performance and position, among other things.

For all periods presented, the operating results and assets and liabilities related to the seafood business, including StarKist, have been classified as discontinued operations.
DEL MONTE FOODS COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in millions, except per share data)

	Three Months Ended		Six Months Ended
	October 26,	October 28,	October 26,	October 28,
	2008	2007	2008	2007
	(Unaudited)
Net sales	$901.0	$808.2	$1,627.2	$1,435.0
Cost of products sold	666.5	589.1	1,233.3	1,047.0

Gross profit	234.5	219.1	393.9	388.0
Selling, general and administrative expense	155.0	142.9	301.1	275.7

Operating income	79.5	76.2	92.8	112.3
Interest expense	30.1	35.9	57.7	68.7
Other (income) expense	12.0	(1.7)	10.9	(1.1)

Income from continuing operations before income taxes	37.4	42.0	24.2	44.7
Provision for income taxes	10.1	16.3	4.9	17.3

Income from continuing operations	27.3	25.7	19.3	27.4

Income (loss) from discontinued operations before income taxes	42.7	(1.1)	39.7	1.7
Provision (benefit) for income taxes	19.6	(1.3)	18.7	(0.3)

Income from discontinued operations	23.1	0.2	21.0	2.0

Net income	$50.4	$25.9	$40.3	$29.4

Earnings per common share
Basic:
Basic Average Shares	198.2	202.9	197.9	202.7
EPS — Continuing Operations	$0.14	$0.13	$0.10	$0.13
EPS — Discontinued Operations	0.11	0.00	0.10	0.01

EPS — Total	$0.25	$0.13	$0.20	$0.14

Diluted:
Diluted Average Shares	198.6	205.4	198.5	205.5
EPS — Continuing Operations	$0.14	$0.13	$0.10	$0.13
EPS — Discontinued Operations	0.11	0.00	0.10	0.01

EPS — Total	$0.25	$0.13	$0.20	$0.14

Del Monte Foods Company — Selected Financial Information
Net Sales by Segment
(in millions)

	Three Months Ended		Six Months Ended
	October 26,	October 28,	October 26,	October 28,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Net Sales:
Consumer Products	$491.9	$463.6	$875.4	$781.5
Pet Products	409.1	344.6	751.8	653.5

Total company	$901.0	$808.2	$1,627.2	$1,435.0

Operating Income by Segment
(in millions)

	Three Months Ended		Six Months Ended
	October 26,	October 28,	October 26,	October 28,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Operating Income:
Consumer Products	$45.8	$43.9	$55.6	$53.4
Pet Products	45.7	44.5	61.1	88.4
Corporate (a)	(12.0)	(12.2)	(23.9)	(29.5)

Total company	$79.5	$76.2	$92.8	$112.3

(a)	Corporate represents expenses not directly attributable to reportable segments. For the three months ended October 26, 2008 and October 28, 2007, Corporate includes zero and $2.5 of transformation-related expenses, respectively, including all severance-related restructuring costs associated with the transformation plan. For the six months ended October 26, 2008 and October 28, 2007, Corporate includes zero and $7.7 of transformation-related expenses, respectively, including all severance-related restructuring costs.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in millions, except per share data)

	October 26,	April 27,
	2008	2008
		(derived from
		audited financial
	(Unaudited)	statements)
ASSETS
Cash and cash equivalents	$10.4	$25.6
Trade accounts receivable, net of allowance	231.5	277.0
Inventories	1,058.7	662.1
Assets of discontinued operations	—	278.6
Prepaid expenses and other current assets	166.9	91.3

TOTAL CURRENT ASSETS	1,467.5	1,334.6

Property, plant and equipment, net	640.5	650.1
Goodwill	1,337.3	1,337.7
Intangible assets, net	1,187.2	1,191.1
Other assets, net	26.5	32.8

TOTAL ASSETS	$4,659.0	$4,546.3

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$636.8	$471.9
Short-term borrowings	289.8	0.3
Current portion of long-term debt	29.1	37.2
Liabilities of discontinued operations	—	17.9

TOTAL CURRENT LIABILITIES	955.7	527.3

Long-term debt	1,542.1	1,854.8
Deferred tax liabilities	386.3	397.4
Other non-current liabilities	265.4	266.3

TOTAL LIABILITIES	3,149.5	3,045.8

Stockholders’ equity:
Common stock ($0.01 par value per share, shares authorized:
500.0; 215.1 issued and 197.7 outstanding at October 26, 2008 and 214.7 issued and 197.3 outstanding at April 27, 2008)	$2.1	$2.1
Additional paid-in capital	1,041.9	1,034.7
Treasury stock, at cost	(183.1)	(183.1)
Accumulated other comprehensive income (loss)	(14.4)	8.2
Retained earnings	663.0	638.6

TOTAL STOCKHOLDERS’ EQUITY	1,509.5	1,500.5

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,659.0	$4,546.3

DEL MONTE FOODS COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in millions)

	Six Months Ended
	October 26,	October 28,
	2008	2007
	(Unaudited)
OPERATING ACTIVITIES:
Net income	$40.3	$29.4
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	52.1	51.9
Deferred taxes	0.2	12.2
(Gain)/loss on asset disposals	(27.6)	1.7
Stock compensation expense	5.5	2.7
Other non-cash items, net	(2.6)	0.5
Changes in operating assets and liabilities	(344.7)	(248.7)

NET CASH USED IN OPERATING ACTIVITIES	(276.8)	(150.3)

INVESTING ACTIVITIES:
Capital expenditures	(39.9)	(45.2)
Net proceeds from disposal of assets	347.0	2.2
Other, net	—	(0.6)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	307.1	(43.6)

FINANCING ACTIVITIES:
Proceeds from short-term borrowings	389.1	341.9
Payments on short-term borrowings	(99.6)	(117.8)
Principal payments on long-term debt	(320.8)	(14.7)
Dividends paid	(15.8)	(16.2)
Issuance of common stock	2.1	3.3
Purchase of treasury stock	—	(2.5)
Excess tax benefits from stock-based compensation	—	0.1

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(45.0)	194.1

Effect of exchange rate changes on cash and cash equivalents	(0.6)	(0.3)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(15.3)	(0.1)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	25.7 [1]	13.0

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$10.4	$12.9

[1]	Includes $0.1 of cash included in assets held for sale

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CONTACTS:

Media Contact	Analyst/Investor Contact
Brandy Bergman/Robin Weinberg	Jennifer Garrison/Katherine Husseini
Sard Verbinnen	Del Monte Foods
(212) 687-8080	(415) 247-3382
investor.relations@delmonte.com